UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2009

Noven Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17254	59-2767632
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11960 S.W. 144th Street, Miami, Florida		33186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-253-5099

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

As required by Item 1.02 of Form 8-K, Noven Pharmaceuticals, Inc. ("Noven") hereby reports the termination of its Industrial Lease agreement ("Industrial Lease") with sanofi-aventis (f/k/a Rhone-Poulenc Rorer Pharmaceuticals Inc., "sanofi-aventis") effective as of March 26, 2009 as a result of Noven's exercise of its option under the Industrial Lease to purchase the manufacturing facility and associated real property (the "Property") that Noven previously leased from sanofi-aventis.

Under the Industrial Lease, dated March 23, 1993, Noven leased 7.2 acres of land and two approximately 40,000 square feet buildings located in Miami, Florida adjacent to other real property and facilities owned by Noven. The Industrial Lease provided Noven with the option to purchase the Property for sanofi-aventis' book value or $1.00 when the Property was fully depreciated. On March 26, 2009, Noven purchased the property from sanofi-aventis for $1.00. In connection with Noven's exercise of its purchase option, Noven and sanofi-aventis mutually agreed to terminate the Industrial Lease. Noven does not expect to incur any material additional expenses as the owner of the Property.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noven Pharmaceuticals, Inc.

March 31, 2009	By:	/s/ Jeff Mihm

Name: Jeff Mihm
Title: Vice President, General Counsel and Corporate Secretary